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                                                                    Exhibit 23.6

                          CONSENT OF JINGTIAN LAW FIRM

We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus dated July 25, 2003 forming part of the Registration Statement on Form F-3 of Nam Tai Electronics, Inc. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the United States Securities Act of 1933, as amended.

/S/ JINGTIAN LAW FIRM
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JINGTIAN LAW FIRM

July 25, 2003
Shenzhen, People's Republic of China